                                                                Exhibit No. 99.1

                                                        PRESS RELEASE
                                                        FOR INFORMATION CONTACT:
                                                        Murray Pitkowsky
                                                        Senior VP and CFO
                                                        Datascope Corp.
                                                        14 Philips Parkway
                                                        Montvale, NJ  07645
                                                        (201) 307-5504
                                                        www.datascope.com
                                                        -----------------


         FOR IMMEDIATE RELEASE:

                      DATASCOPE REPORTS FISCAL 2005 RESULTS

         Montvale, New Jersey, August 3, 2005 . . . Datascope Corp. (Nasdaq:
DSCP) reported earnings for fiscal year 2005 of $14.6 million, or $0.97 per share including special charges of $4.8 million after tax or $0.32 per share, and a one-time income tax expense of $2.0 million or $0.13 per share related to repatriation of $30 million of foreign earnings. Excluding the special charges and one-time tax, earnings were lower than last year by $2.5 million, or $0.16 per share. Earnings last year were $23.9 million or $1.58 per share. Earnings were lower principally due to the continued decline in sales of vascular closure devices and, as reported on July 19th, by lower earnings of the Patient Monitoring division in the fourth quarter. Consolidated sales in fiscal 2005 rose to $352.7 million from $343.3 million last year as increased sales in all other businesses more than offset the decline in sales of vascular closure devices. Favorable foreign exchange translation contributed $4.2 million to the sales increase.

         Special charges of $8.1 million pretax, or $4.8 million after tax, were recorded in the fourth quarter. These charges consisted of a $2.4 million write-off of tangible and intangible assets related to termination of certain R&D projects, a $4.3 million write-off of investments in two private medical technology companies and $1.4 million in severance expenses related to a companywide reduction in overhead. Subsequent to the company's July 19th announcement of special charges of $6.4 million, the company took an additional charge of $1.7 million to write off an investment in a second medical products company. The write-off was based on new information received from that company that the performance of their lead product in clinical trials was significantly below target and affected their ability to raise funds.

         Sales of patient monitoring products in fiscal 2005 increased 4% to $149.5 million due primarily to increased sales in international markets and favorable foreign exchange translation of $1.5 million. As previously disclosed, a delay in shipping Panorama(TM) monitoring network systems in the fourth quarter resulted in slightly lower domestic sales for the year.

         Sales of cardiac assist products increased 7% to $139.1 million due to continued strong worldwide sales of the company's CS100(R) balloon pump, continued higher sales of intra-aortic balloons in international markets and favorable foreign exchange translation of $1.6 million.

         In January 2005, the company broadened and strengthened the intra-aortic balloon product line when it introduced the Linear(TM) 7.5 Fr. intra-aortic balloon (IAB). The Linear 7.5 Fr. has the smallest diameter of any IAB catheter. Reducing IAB diameter is highly desirable because it allows more blood flow around the catheter thereby enabling clinicians to deliver counterpulsation therapy even to patients with smaller peripheral arteries. The Linear also features a new balloon membrane that is the most abrasion resistant of any IAB.

         Sales of interventional products were $27.9 million, 25% below last year. Sales of new interventional products led by Safeguard(TM) rose 104% to account for 17% of total interventional product sales, up from 6% the year before. This gain partially offset continued disappointing sales of VasoSeal(R) which fell to $22.4 million, off 35% for the year.

         The company expects to turn around the sales performance of interventional products by introducing two new vascular closure devices:
X-Site(R) and On-Site(TM), and by the growing contributions of new interventional products that now include the Safeguard hemostasis management device, the ProLumen(TM) thrombectomy device and the ProGuide(TM) chronic dialysis catheter. Those innovative products which have already been introduced or are scheduled for introduction in the first half of fiscal 2006 will, if successful, lead to improved margins and earnings in the second half of the year.

         X-Site is a vascular closure device aimed at an estimated $100 million suture-based market segment for closing the arterial wound after a catheterization procedure. X-Site has FDA approval and is currently in use at Beta sites. As anticipated, X-Site is proving to have advantages over the competitive device. A limited market launch is planned for September, followed by a full launch in October.

         On-Site is a collagen-based vascular closure device aimed at first stabilizing and then growing sales to existing VasoSeal accounts. On-Site retains the extravascular advantage of VasoSeal but eliminates the need for a second operator and provides for wire-guided delivery of the collagen plug to seal the arterial wound. On-Site received FDA approval in late May 2005. Market launch is planned for early calendar 2006.

         The ProGuide chronic dialysis catheter, launched last month, is the latest of four new interventional products introduced over the past 2 years. ProGuide enters a worldwide market estimated at $100 million annually. Chronic dialysis catheters connect a patient with end stage renal disease to a dialysis machine and allow for needle-free access for the dialysis procedure. By using a guide wire and eliminating the peel-away sheath required by competitive catheters, the ProGuide provides easier insertion and makes the procedure more convenient according to early users.

         Sales of InterVascular, Inc.'s products were $34.6 million, 12% above last year, as a result of higher sales in the U.S. following the appointment of Gore as InterVascular's exclusive U.S. distributor, increased shipments to Japan and favorable foreign exchange translation of $1.0 million. Sales to Gore in the fourth quarter included $1.3 million for an initial stocking order. The company noted that the transition to Gore distribution was accomplished without disruption to the end user selling rate.

         The company's financial position remained strong. At June 30, 2005, total cash and short- and long-term marketable securities less short-term debt amounted to $56.4 million compared to $69.4 million at the beginning of the year. This reduction of $13 million and the company's positive cash flow funded the special dividend of $29.6 million paid in October 2004. Capital expenditures for fiscal 2005 and 2004 amounted to $6.7 million and $6.8 million, respectively.

         On May 16, 2001, Datascope announced that its Board of Directors authorized $40 million to buy shares of its common stock from time to time, subject to market conditions and other relevant factors affecting the company. Through June 30, 2005, the company has repurchased approximately 910 thousand shares at a cost of $35.2 million. The remaining balance under the existing share repurchase program is $4.8 million.

         Datascope's news releases and other company information, including specifics about its August 4, 2005 conference call and webcast (at 12:00 noon, EDT, call in number: (800) 289-0533), can be found on the company's website, www.datascope.com.

         Datascope Corp. is a diversified medical device company that manufactures (itself or through agreements with unaffiliated companies) and markets proprietary products for clinical health care markets in interventional cardiology and radiology, cardiovascular and vascular surgery, anesthesiology, emergency medicine and critical care.

         This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Many of these risks cannot be predicted or quantified and are at least partly outside our control, including the risk that the full market launch of X-Site will not occur in October, that On-Site will not be launched in early calendar 2006, that the introduction of two new vascular closure devices, X-Site and On-Site, and the growing contributions of new interventional products will not turn around the sales performance of interventional products, that new interventional products already introduced or scheduled for introduction in the first half of fiscal 2006, may not be successful, and may not lead to improved margins and earnings in the second half of fiscal 2006, and that market conditions may change, particularly as the result of competitive activity in the markets served by the company. Additional risks are the company's dependence on certain unaffiliated suppliers (including single source manufacturers) for patient monitoring, cardiac assist and interventional products, continued demand for the company's products generally, rapid and significant changes that characterize the medical device industry and the ability to continue to respond to such changes, the uncertain timing of regulatory approvals, as well as other risks detailed in documents filed by Datascope with the Securities and Exchange Commission.

                        DATASCOPE CORP. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except per share amounts)


                                                                                   YEAR ENDED JUNE 30,
                                                             -----------------------------------------------------------------
                                                                     2005                    2004                   2003
                                                             ------------------     -------------------     ------------------

Net Sales                                                        $ 352,700               $ 343,300               $ 328,300
                                                                 ---------               ---------               ---------

Costs and Expenses:
  Cost of sales                                                    147,256                 140,481                 138,153
  Research and development expenses                                 36,214                  32,465                  29,034
  Selling, general and administrative expenses                     141,915                 137,635                 130,987
                                                                 ---------               ---------               ---------
     Subtotal                                                      325,385                 310,581                 298,174
  Special charges (a)                                                8,074                      --                      --
  Gain on legal settlement                                              --                      --                  (3,028)
                                                                 ---------               ---------               ---------
                                                                   333,459                 310,581                 295,146
                                                                 ---------               ---------               ---------
Operating Earnings                                                  19,241                  32,719                  33,154

Other (Income) Expense:
  Interest income, net                                              (1,927)                 (1,796)                 (1,582)
  Other, net                                                           514                     361                     234
                                                                 ---------               ---------               ---------
                                                                    (1,413)                 (1,435)                 (1,348)
                                                                 ---------               ---------               ---------
Earnings Before Income Taxes                                        20,654                  34,154                  34,502
Income Taxes                                                         6,008                  10,246                  11,203
                                                                 ---------               ---------               ---------
Net Earnings                                                     $  14,646               $  23,908               $  23,299
                                                                 =========               =========               =========

Earnings Per Share, Basic                                        $    0.99               $    1.62               $    1.58
                                                                 =========               =========               =========

Weighted Average Number of
  Common Shares Outstanding, Basic                                  14,795                  14,782                  14,774
                                                                 =========               =========               =========

Earnings Per Share, Diluted                                      $    0.97               $    1.58               $    1.57
                                                                 =========               =========               =========

Weighted Average Number of
  Common Shares Outstanding, Diluted                                15,124                  15,121                  14,850
                                                                 =========               =========               =========


(a) Special charges include the write-off of assets related to the termination of certain R&D projects, the write-off of investments in two private medical technology companies and severance expenses related to a companywide reduction in overhead.

                        DATASCOPE CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (In thousands, except per share amounts)

                                                                                           JUNE 30,
                                                                        -----------------------------------------------
                                                                                 2005                       2004
                                                                        ---------------------     ---------------------
ASSETS
Current Assets:
  Cash and cash equivalents                                                 $     12,188               $      8,123
  Short-term investments                                                          30,384                     16,013
  Accounts receivable less allowance for
    doubtful accounts of $2,279 and $2,414                                        74,145                     70,603
  Inventories                                                                     54,626                     52,858
  Prepaid income taxes                                                               645                     10,042
  Prepaid expenses and other current assets                                       11,157                      8,529
  Current deferred taxes                                                           5,294                      6,500
                                                                            ------------               ------------
      Total Current Assets                                                       188,439                    172,668

Property, Plant and Equipment, net                                                87,648                     88,915
Long-term Investments                                                             22,813                     52,223
Intangible Assets                                                                 24,973                     23,748
Other Assets                                                                      33,209                     30,781
                                                                            ------------               ------------
                                                                            $    357,082               $    368,335
                                                                            ============               ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                          $     18,850               $     16,982
  Accrued expenses                                                                17,319                     15,790
  Accrued compensation                                                            15,335                     15,840
  Short-term debt                                                                  4,000                         --
  Deferred revenue                                                                 3,975                      4,188
                                                                            ------------               ------------
      Total Current Liabilities                                                   59,479                     52,800

Other Liabilities                                                                 31,738                     22,965
Commitments and Contingencies                                                         --                         --
Stockholders' Equity:
  Preferred stock, par value $1.00 per share:
    Authorized 5 million shares; Issued, none                                         --                         --
  Common stock, par value $.01 per share:
    Authorized, 45 million shares;
    Issued, 18,256 and 18,044 shares                                                 183                        180
  Additional paid-in capital                                                      88,773                     81,571
  Treasury stock at cost, 3,460 and 3,254 shares                                (105,175)                   (97,177)
  Retained earnings                                                              292,524                    311,643
  Accumulated other comprehensive loss:
    Cumulative translation adjustments                                            (2,713)                    (2,502)
    Minimum pension liability adjustments                                         (7,503)                      (619)
    Unrealized loss on available-for-sale securities                                (224)                      (526)
                                                                            ------------               ------------
      Total Stockholders' Equity                                                 265,865                    292,570
                                                                            ------------               ------------
                                                                            $    357,082               $    368,335
                                                                            ============               ============